UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2025

AEON Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40021	85-3940478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5 Park Plaza

Suite 1750

Irvine, CA 92614

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 354-6499

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	AEON	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 3.03. Material Modification of Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

Certificate of Amendment of Amended and Restated Certificate of Incorporation

AEON Biopharma, Inc. (the “Company”) held a Special Meeting of Stockholders on February 24, 2025 (the “Special Meeting”) as described in the Company’s proxy statement for the Special Meeting, filed with the Securities and Exchange Commission (the “SEC”) on January 23, 2025 (the “Special Meeting Proxy”). During the Special Meeting, the Company’s shareholders voted to amend the Company’s Third Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to increase the number of authorized shares of the Company’s common stock, par value $0.0001 (the “Common Stock”) from 500,000,000 to 1,040,000,000, as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on January 23, 2025. The amendment to the Certificate of Incorporation will be filed with the Secretary of State of the State of Delaware on February 25, 2025 and became effective on such date.

The foregoing description of the Certificate of Incorporation does not purport to be complete and is qualified in its entirety by reference to the Certificate of Incorporation, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Reverse Split

During the Special Meeting, the Company’s stockholders approved a proposal granting the Company’s Board of Directors (the “Board”) the discretion to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the Common Stock, at a ratio of 1-for-5 to 1-for-150, with the ratio within such range to be determined at the discretion of the Board. Following the Special Meeting, the Board approved the filing of a Certificate of Amendment to the Certificate of Incorporation (the “Charter Amendment”) to effect a reverse stock split at a final split ratio of 1-for-72 (the “Reverse Stock Split”). The Company intends to file the Charter Amendment with the Secretary of State of the State of Delaware to effect the Reverse Stock Split on February 25, 2025, to become effective at 12:01 a.m. Eastern Time on February 26, 2025 (the “Effective Date”).

Split Adjustment; Treatment of Fractional Share

As a result of the 1-for-72 Reverse Stock Split, each 72 pre-split shares of Common Stock outstanding will automatically combine into one new share of Common Stock without any action on the part of the holders, and the number of outstanding shares of Common Stock will be reduced from approximately 79.9 million shares (as of the date hereof) to approximately 1.1 million shares (subject to rounding of fractional shares, which will be rounded up to the nearest whole share). Proportional adjustments will also be made to the number of shares of Common Stock issuable upon exercise or conversion of the Company’s outstanding equity awards and warrants, as well as the applicable exercise price, except in cases where the applicable agreement provides otherwise. The Reverse Stock Split will affect all of the Company’s stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company.

No fractional shares will be issued in connection with the Reverse Stock Split. In lieu of fractional shares, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification and combination following the effective time of the Reverse Stock Split (after taking into account all fractional shares of Common Stock otherwise issuable to such holder) shall instead receive a number of shares rounded up to the nearest whole share.

Trading Symbol; New CUSIP

After the Reverse Stock Split, the trading symbol for the Common Stock will continue to be “AEON”. The new CUSIP number for the Common Stock following the Reverse Stock Split will be 00791X 209.

Certificate of Amendment

The description of the Charter Amendment set forth above does not purport to be complete and is qualified in its entirety by the full text of the form of Charter Amendment that is included in the amendment to the Certificate of Incorporation, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Special Meeting, the stockholders of the Company voted on four proposals as further described in the Special Meeting Proxy. The final results for each proposal voted on by the stockholders at the Special Meeting, as certified by the Company’s inspector of elections, are set forth below.

Proposal 1: The stockholders of the Company approved an amendment to our certificate of incorporation to increase the number of authorized shares of our Common Stock from 500,000,000 to 1,040,000,000 (the “Authorizes Share Increase Proposal”). The voting results with respect to this proposal were as follows:

For	Against	Abstain	Broker Non-Vote
31,264,128	4,878,082	43,064	-

Proposal 2: The stockholders of the Company granted discretionary authority to our board of directors to (i) amend our certificate of incorporation to combine outstanding shares of our Common Stock into a lesser number of outstanding shares, or a “reverse stock split,” at a specific ratio within a range of one-for-five (1-for-5) to a maximum of a one-for-one hundred fifty (1-for-150), with the exact ratio to be determined by our board of directors in its sole discretion; and (ii) effect the reverse stock split, if at all, within one year of the date the proposal is approved by stockholders (the “Reverse Stock Split Proposal”). The voting results for this proposal were as follows:

For	Against	Abstain	Broker Non-Vote
32,605,697	3,560,400	19,177	-

Proposal 3: The stockholders of the Company authorized, for purposes of complying with NYSE American listing rule 711.05, the issuance of Warrants, shares of Common Stock underlying the Warrants and certain provisions of the Warrants, issued in connection with an offering and sale of securities of the Company that was consummated on January 7, 2025 (the “Issuance Proposal”). The voting results for this proposal were as follows:

For	Against	Abstain	Broker Non-Vote
20,088,258	1,255,440	8,262,706	6,578,870

Proposal 4: The stockholders of the Company approved one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Authorized Share Increase Proposal, Reverse Stock Split Proposal, or the Issuance Proposal if there are not sufficient votes at the Special Meeting to approve and adopt the Reverse Stock Split Proposal, the Authorized Share Increase Proposal or the Issuance Proposal (the “Adjournment Proposal”). The voting results for this proposal were as follows:

For	Against	Abstain	Broker Non-Vote
31,394,646	4,769,915	20,713	-

Item 7.01. Other Events.

In addition, on February 24, 2025, the Company issued a press release relating to the Reverse Stock Split described in this Current Report on Form 8-K. A copy of the press release attached as Exhibit 99.1 to this report is being furnished and incorporated by reference into this Item 7.01 and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in this Item 7.01 and the accompanying exhibit shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of AEON Biopharma, Inc.
99.1	Press Release dated February 24, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEON Biopharma, Inc.
Date: February 24, 2025	By:	/s/ Marc Forth
Marc Forth
Chief Executive Officer